UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE l4A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES

EXCHANGE ACT OF 1934

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ATLAS AIR WORLDWIDE HOLDINGS, INC.
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Shareholder Engagement Shareholder Engagement Proxy Season 2015 Proxy Season 2015

Executive Summary

Pay for
Performance
Alignment
Shareholder
Outreach and
Responsiveness
Business
Performance
Commitment to
Best Practices
Capital Allocation
Strategy
We made changes to our compensation program as a result of shareholder engagement, including changes being implemented in 2014 after last year’s vote
In late 2014 – early 2015, we reached out to nearly 75% of shares outstanding to discuss governance and compensation matters
We delivered strong performance in 2014 with total shareholder return of 21.3%, significantly exceeding peers; this strong performance has continued into 2015
We executed on a strategic plan that positioned us to capitalize on market improvement and the strong operating leverage of our model
We remain committed returning value to shareholders; in 2014, we maintained a strong cash position and repurchased 1.8% of outstanding shares (after repurchasing 6.5% in the prior year)
More than 65% of total compensation opportunity is performance-based, including majority of long-term compensation
Robust process for setting performance metrics to align with our short- and long-
term operating plans, budget and anticipated market conditions
Payouts strongly linked to company performance: 2012 – 2014 long-term (3 year)
performance awards vested at 25% (50% of target) while 2014 annual incentive payout was 2x target, reflecting performance during respective periods
We maintain strong, well-balanced governance practices, including a highly qualified board, independent board leadership, and best practices that promote accountability and protect shareholder rights

Following extensive shareholder outreach in 2013 and the first half of 2014, we continued to maintain an active dialogue with our shareholders over the last year
In late 2014 –
early 2015, we reached out to holders of nearly 75% of our outstanding shares to help our Board better understand the evolving perspectives of our shareholders regarding the Company’s governance and compensation practices
In response to these outreach efforts, we held in person or telephonic meetings with holders of approximately 55% of our outstanding shares
We continue to engage extensively with our investors to solicit their points of view and consider further improvement
Shareholder Outreach and Engagement

We value our shareholders’ input and continue to solicit feedback

Strong Performance in 2014

The Company performed well in 2014, delivering strong stock price performance and total shareholder return
We executed on our strategic initiatives to strengthen and diversify our business mix, expand our customer base, generate cost savings through operating efficiencies, and enhance our portfolio of assets and services
Our results reflected the strength of our ACMI and Charter businesses, growth in Dry Leasing, progress in our efficiency and productivity initiatives, and an increase in the average utilization of our operating fleet during the year as we capitalized on improving market demand
Operating Revenue
$1.8 billion
9% v. 2013
2014 Total Shareholder Return
Financial Results
Net Income
$106.8 million
EPS
$4.25
14% v. 2013
16% v. 2013
1 All calculations as of 12/31/2014.  AAWW and Russell TSR calculations reflect change in share price plus returns of capital, including dividends and share repurchases; S&P SmallCap 600 reflects only change in index value
1

Strong TSR Performance for 2014 & 2015
AAWW and Russell 2000 Total Shareholder Return (TSR) calculations reflect change in share price plus returns of capital, including dividends and share repurchases.
S&P SmallCap 600 reflects only change in index value.
All calculations are as of May 15, 2015.
Last Year Through The Present
Last 12 Months

~70-75% of AAWW block hours
ACMI
Provide outsourced cargo and passenger
aircraft operating solutions, including aircraft,
crew, maintenance and insurance. Customers
assume fuel, demand and yield (rate) risk and
most other operational fees and costs
CMI (Crew, Maintenance and Insurance)
Provides outsourced cargo and passenger
aircraft operating solutions, including the
provision of crew, maintenance and insurance,
while customers provide the aircraft and
assume fuel, demand and yield risk and most
other operational fees and costs
We are a leading global provider of outsourced aircraft and aviation services, operating the world’s largest fleet of Boeing 747 freighters, as well as Boeing 747 and 767 passenger aircraft and Boeing 767 freighters
ACMI
(Aircraft, Crew, Maintenance, and Insurance)
A Diverse Service Provider of Global Airfreight
6
~25-30% of AAWW block
hours
Provides cargo and passenger
aircraft charter services to
customers including the U.S.
Military Air Mobility Command,
brokers, freight forwarders,
direct shippers, airlines, sports
teams and fans, and private
charter customers
Charter
Revenue not tied to block
hours
Provide cargo and
passenger aircraft and
engine leasing solutions
Significantly growing part of
our business
Dry
Leasing
Reportable Segments

Disciplined Capital Allocation Strategy

2014 Actions Share Repurchases
Paid down ~$200 million of debt
Acquired three 777Fs for Dry Leasing
Maintained strong cash position
Repurchased 1.8% of outstanding
shares (after repurchasing 6.5% the prior
year)
Remaining authority for up to $45
million
Repurchases do not affect EPS or
other incentive metric calculations
We are committed to creating, enhancing and returning value to our shareholders through the disciplined execution of our capital allocation strategy

Changes to Compensation Program for 2014 and
Beyond in Response to Shareholder Feedback

In response to shareholder feedback last year, our Compensation Committee made significant changes to our 2014 compensation program to further link pay and performance and enhance market alignment
CEO Compensation
Benchmarking
2014 CEO long-term incentive plan (LTI) award grants targeted at median of benchmark peer group; all future
CEO total direct compensation pay decisions targeted at median of peers
Annual Bonus
Performance Metrics
Further decreased individual performance element weight for CEO to 20% in 2014 (versus 30% in 2013)
Annual CEO incentive objective weightings include: 60% EPS, 20% customer service and 20% individual
Peer Group
Revised the 2014 peer group to consist of 20 companies in industries similar to ours, with median revenue size approximately equal to AAWW revenues (including revenues of Polar)
Multiple Peer Groups Single new representative and relevant peer group to benchmark 2014 compensation
Incentive Plans
Performance Metrics
Long-term incentive plan metrics changed from relative to absolute measures tied to our long-term business strategy and metrics important to shareholders (ROIC and EBITDA).
Clawback Adopted incentive plan clawback policy
Change-in-Control
Provisions
Only legacy “single trigger” agreements remain outstanding. Beginning in 2014, all equity and other long-term incentive awards under our incentive plan include “double trigger” change-in-control provisions
As of 2015, less than one half of all outstanding long-term grants are subject to single-trigger change-in-control arrangements; once the outstanding awards vest or expire by their terms, there will be no remaining single-
trigger arrangements

Robust Target-Setting Process

The Compensation Committee sets the annual performance targets for performance-based executive compensation in the beginning of each year
At the time they are set, the Committee believes each target is challenging to achieve under anticipated market conditions; tied directly into annual budget and publicly disclosed outlook
If targets are achieved, it means the Company has successfully met the significant challenges posed by business conditions, competition, and a volatile global market
In setting each target, the Compensation Committee reviews and considers the following factors through a bottoms-up process that starts with department budgets and plans throughout the
Company:
(1) Short- and long-term operating plans and budget
(2) Publicly disclosed outlook and financial targets
(3) Company and market performance history
(4) Economic and air freight industry conditions
(5) Anticipated difficulty of each target
1
Target performance is set in line with the Company’s publicly disclosed outlook, which ensures transparency and rewards management at target only if it is successful in achieving financial results that align with expectations communicated to the market

Approach to Setting Challenging 2014 Metrics

The rigor of our targets derives from their alignment with our financial plan —
which takes into account all relevant factors that may influence our results for the coming year, positively or negatively — and not how they compare to the prior year
Our target setting process takes into account prior year results, short-term volatility of our business and the market generally to ensure that our employees are incentivized appropriately to achieve challenging goals
1
Aligning Targets
with Financial
Plan and Market
Conditions
Reasons for
Decline in 2014
Target v. 2013
Results
Transparency to
Shareholders
Regarding
Target Setting
We communicated clearly on the expected decline in earnings related to a decline in military spending to shareholders and the broader market in
February 2014
Throughout the year, we were able to redeploy the three returned aircraft in new long-term contracts
Specifically, the 2014 target was set early in the year, and was lower than the
2013 results due to several important factors, including:
(1) Anticipated continued strong contraction in military spending on outsourced airlift
(2) Anticipated challenges to redeploying three aircraft that were returned from a long-term contract with British Airways
(3) Three consecutive  years of essentially no growth in the global airfreight market

Close Link Between Pay and Performance

Our Compensation Program:
Aligns annual incentives with key annual financial objectives that directly tie to our strategy
Aligns long-term incentive awards with executive retention and our shareholders’ interests
Creates a pay mix portfolio with an appropriate balance of fixed and variable pay, as well as performance- based pay having short-term and long-term components
1 Represents maximum total compensation opportunity in 2014 that was performance-based, including 43.2% in performance-based long-term incentive opportunity and 24.1% in annual incentive opportunity.
2014 CEO Compensation Opportunity
2014 Payouts Reflect Performance Outcomes
Performance-Based Long-Term Incentive (for
3 year period 2012-2014)
Payout at 25% (50% of target),
reflecting a challenging operating
environment in 2012 and 2013
Annual Incentive (2014)
Payout at 2x target, reflecting our strong
2014 performance
1

Effective Compensation Policies and Procedures

Significant “At Risk”
Compensation:
>65% of maximum total CEO and total other NEOs target compensation is “at risk”
“Clawback”
Policy:
Adoption of a “clawback” of annual incentive compensation to discourage imprudent risk taking
“Double Trigger” Vesting
Acceleration:
“Double trigger” in long-term equity and cash performance incentive awards
No Change of Control Gross
Ups:
Change of control payments are not grossed up for tax purposes
Extended Vesting
Requirements:
Time-based equity award agreements provide for a four-year vesting schedule
Limited
Perquisites:
Strict limits on perquisites
No Adjustments for Shareholder
Buybacks:
Shareholder buybacks are not factored in EPS calculation for AIP purposes
No
Repricing:
Repricing of underwater stock options not allowed
Stock Ownership
Requirements:
Minimum stock ownership guidelines and recommended holding periods for stock
No Hedging or Pledging of
Shares:
Insiders prohibited from hedging and pledging activities involving Company stock
Risk
Management:
Compensation program design does not promote excessive risk taking
Independent Compensation
Consultant:
Retained by our independent Compensation Committee
No Grants of Stock
Options:
Equity awards with either performance-based vesting or extended time-vesting requirements
162(m)
Compliant:
AIP compensation is designed to qualify as performance-based compensation under Section 162(m)
Performance
Assessment:
The Compensation Committee annually assesses its own performance

Annually elected directors
Majority voting for uncontested Director elections; adopted new voting standard, effective at our 2015 annual meeting
Separate CEO and Chairman positions, with a strong independent Chairman role; appointed a new Chairman, Frederick McCorkle as of May 2014
All board committees are 100% independent; appointed a new Chair of the
Compensation Committee, Carol Hallett
All directors are independent (except our CEO)
No poison pill in place
Ongoing dialogue with shareholders
Continued Commitment to Corporate
Governance Best Practices
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Our Board includes an appropriate balance of experience, tenure, diversity, leadership, skills and qualifications in areas of importance to our Company
Given the diversity of our operations, it is important to bring experience from all areas key to understanding our business
Balance of Skills, Diversity and Experience
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Strategic
Planning
Mergers and
Acquisitions Capital Structure
Civil and
Governmental
Aviation
Legal, Regulatory
and
Government Affairs
Corporate
Governance
Global
Operations
Transportation
and Security
Finance and
Risk
Management
International
and
National Trade
Military
Affairs
Procurement
and
Distribution
Board of Directors’ Expertise